Exhibit 99.1
Calumet Specialty Products Partners, L.P. Reports Third Quarter 2019 Results
Operational improvements drive strong cash flow from operations and Adjusted EBITDA versus prior year

INDIANAPOLIS — (PR NEWSWIRE) — November 12, 2019 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” the “Company,” “we,” “our” or “us”), a leading independent producer of specialty hydrocarbon and fuel products, today reported results for the third quarter ended September 30, 2019, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Dollars in millions, except per unit data)
Net loss	$(4.6)	$(16.5)	$(5.0)	$(73.2)
Limited partners’ interest basic and diluted net loss per unit	$(0.06)	$(0.21)	$(0.06)	$(0.92)
Adjusted net income (loss)	$7.1	$(13.4)	$12.6	$(22.3)
Adjusted net income (loss) per unit	$0.09	$(0.17)	$0.16	$(0.29)
Adjusted EBITDA	$73.5	$54.3	$250.8	$208.2
Adjusted EBITDA (excluding LCM/LIFO)	$76.2	$57.0	$212.9	$193.8
The Partnership’s $4.6 million of Net loss and $0.06 Net loss per unit for the third quarter 2019 included a $2.7 million unfavorable net impact related to the non-cash lower of cost or market (“LCM”) inventory adjustments, a $3.2 million non-cash loss on impairment and disposal of assets and a $5.4 million unrealized hedging loss. Excluding these and other non-cash charges, Adjusted net income and Adjusted net income per unit were $7.1 million and $0.09, respectively. The Partnership’s $73.5 million of Adjusted EBITDA for the third quarter 2019 included a $2.7 million unfavorable net impact related to the non-cash LCM inventory adjustments. Excluding this impact, Adjusted EBITDA (excluding-LCM/LIFO) was $76.2 million.
For detailed information on the non-GAAP measures presented in this release and a reconciliation of such measures to the nearest comparable GAAP measure for the periods presented above, please see the sections of this release entitled “Non-GAAP Financial Measures” and “Non-GAAP Reconciliations.”
Management Commentary
“Calumet delivered a strong quarter of both financial and operational performance, generating $64 million of cash flow from operations,” said Tim Go, Chief Executive Officer of Calumet. “Our quarterly Adjusted EBITDA results of $76 million (excluding LCM/LIFO) represented a 34% increase versus the prior year, driven in part by solid execution, the absence of the Princeton turnaround last year and Self-Help structural improvements. This improved operational performance drove record utilization and multiple throughput records across our plants. The Company has generated $154 million of cash flow from operations for the first nine months of 2019, much of which reflects the structural changes that our Self-Help program has delivered, which more than offset the headwinds of the significantly less favorable crude differentials. Calumet’s financial metrics continue to improve, with our leverage ratio improving to 4.2x Net Debt to trailing twelve-month Adjusted EBITDA, down two full turns from 6.2x in last year’s third quarter.”
Go concluded, “In addition, Calumet continues to deliver on our key strategic objectives, most notably the refinancing of the Partnership’s 2021 debt, as we pushed the maturity out to 2025. This improved debt maturity ladder and the overall reduction in leverage represent significant progress in Calumet’s ongoing balance sheet improvement goals. Second, the Partnership recently announced the divestiture of the San Antonio refinery, which in addition to improving credit metrics, is expected to further improve Calumet’s cash flow performance and reduce volatility in our earnings by reducing our exposure to commodity fuels markets. Finally, our Self-Help program captured an additional $6.3 million Adjusted EBITDA in the quarter, and $27.8 million Adjusted EBITDA during the first nine months of 2019.”

Re-segmentation of Financial Results
Calumet reorganized its segments to add a corporate segment as of the third quarter 2019 and has modified its inter-segment transfer pricing from cost based to market-based pricing. The Corporate segment contains certain corporate costs and overhead that had previously been allocated to the Specialty and Fuels segments. Calumet believes these changes provide greater transparency and reflect how management views the business to drive improved operational performance. For the purposes of comparability, the Company has prepared all periods presented in this press release on the same basis.
Specialty Products Segment | Results Summary

	Three Months Ended September 30,
	2019	2018
	(Dollars in millions, except per barrel data)
Specialty products segment gross profit	$80.7	$68.4
Specialty products segment gross profit (excluding LCM/LIFO)	$79.8	$69.1
Specialty products segment Adjusted EBITDA	$52.5	$36.6
Specialty products segment Adjusted EBITDA (excluding LCM/LIFO)	$51.6	$37.2
Specialty products segment gross profit per barrel	$34.21	$32.33
Specialty products segment gross profit per barrel (excluding LCM/LIFO)	$33.83	$32.66
Specialty products Adjusted EBITDA Margin	14.8%	10.5%
Specialty products segment Adjusted EBITDA Margin (excluding LCM/LIFO)	14.5%	10.7%
During the third quarter, Specialty products segment gross profit was $80.7 million and Adjusted EBITDA was $52.5 million, which included $0.9 million of favorable LCM adjustment. Excluding this non-cash adjustment, third quarter segment gross profit was $79.8 million and Adjusted EBITDA was $51.6 million, an increase of 15.5% and 38.7%, respectively, versus the third quarter of 2018. This year-over-year growth in Adjusted EBITDA was driven primarily by higher sales volume, record utilization and the absence of planned downtime that was present in the third quarter of 2018. Specialty products segment gross profit per barrel and Adjusted EBITDA Margin were $34.21 and 14.8%, respectively. Excluding the non-cash LCM adjustment, Specialty products segment gross profit per barrel was $33.83, an increase of 3.6% compared to the year-ago period, driven in part by the contributions from the business unit profitability plans implemented last year. Excluding the non-cash LCM adjustment, Specialty products segment Adjusted EBITDA Margin improved significantly to 14.8% compared to the year-ago period results of 10.5%, as the improvement in sales mix stemming from the continued rationalization of low-margin products, and the recent margin improvement in base oils, combined to increase margin capture versus the third quarter of 2018.
Fuel Products Segment | Results Summary

	Three Months Ended September 30,
	2019	2018
	(Dollars in millions, except per barrel data)
Fuel products segment gross profit	$37.1	$34.9
Fuel products segment gross profit (excluding LCM/LIFO)	$40.7	$37.6
Fuel products segment Adjusted EBITDA	$44.1	$41.9
Fuel products segment Adjusted EBITDA (excluding LCM/LIFO)	$47.7	$44.0
Fuel products segment gross profit per barrel	$4.72	$4.88
Fuel products segment gross profit per barrel (excluding LCM/LIFO)	$5.18	$5.26
During the third quarter, Fuel products segment gross profit was $37.1 million, an increase of 6.3% compared to $34.9 million in the year-ago period, driven primarily by the record utilization and production volume growth as a result of our Self-Help and de-bottlenecking efforts. Gross profit per barrel was $4.72, a decrease of 3.3% compared to $4.88 in the year-ago period. Adjusted EBITDA of $44.1 million increased 5.3% compared to $41.9 million in last year’s comparable quarter. Excluding the unfavorable impact of $3.6 million of non-cash LCM adjustments this quarter, Adjusted EBITDA was $47.7 million, up 8.4% compared to $44.0 million in the year-ago period. Self-Help benefits and business improvements helped drive this increase in year-over-year profitability on an absolute and a per-barrel basis despite the significant headwinds of less favorable crude differentials. Additionally, our fuel products business received “small refinery exemptions” under the Renewable Fuel standard for all three refineries during the quarter, contributing $11.0 million to business performance.

Partnership Liquidity
As of September 30, 2019, the Partnership had total liquidity of $437.7 million, comprised of $164.2 million of cash and $273.5 million of availability under the revolving credit facility. As of September 30, 2019, Calumet had a $343.6 million borrowing base, $70.1 million in outstanding standby letters of credit and no outstanding borrowings. The Partnership believes it will continue to have sufficient liquidity from cash on hand, cash flow from operations, borrowing capacity and other means by which to meet its financial commitments, debt service obligations, contingencies and anticipated capital expenditures.
Full-Year 2019 Capital Spending Forecast
Through the third quarter of 2019, total capital spending was $53.9 million, primarily related to growth, maintenance and turnaround activity. For the full-year 2019 the Partnership’s capital expenditures are expected to be near the upper end of the previously guided range of $80.0 million to $90.0 million.
Operations Summary
The following table sets forth information about the Partnership’s combined operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased fuel product blendstocks, such as ethanol and biodiesel, and the resale of crude oil in the Partnership’s fuel products segment.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In bpd)
Total sales volume (1)	111,022	100,793	107,670	97,150
Total feedstock runs (2)	110,447	101,220	106,784	94,866
Facility production: (3)
Specialty products:
Lubricating oils	11,937	11,716	11,872	11,840
Solvents	7,493	7,728	7,580	7,812
Waxes	1,440	1,106	1,416	1,172
Packaged and synthetic specialty products (4)	1,384	2,052	1,667	2,314
Other	2,037	3,106	1,626	2,305
Total	24,291	25,708	24,161	25,443

Fuel products:
Gasoline	23,603	21,514	23,816	20,179
Diesel	30,479	30,818	29,729	27,315
Jet fuel	5,213	3,060	4,462	3,168
Asphalt, heavy fuel oils and other	22,248	21,174	21,031	19,673
Total	81,543	76,566	79,038	70,335
Total facility production (3)	105,834	102,274	103,199	95,778

(1)
Total sales volume includes sales from the production at the Partnership’s facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume includes the sale of purchased fuel product blendstocks, such as ethanol and biodiesel, as components of finished fuel products in the Partnership’s fuel products segment sales.

The increase in total sales volume for the three and nine months ended September 30, 2019, as compared to the same periods in 2018, is due primarily to improved plant utilization during 2019.

(2)
Total feedstock runs represent the barrels per day (“bpd”) of crude oil and other feedstocks processed at the Partnership’s facilities and at certain third-party facilities pursuant to supply and/or processing agreements.

The increase in total feedstock runs for the three and nine months ended September 30, 2019, as compared to the same periods in 2018, is due primarily to improved plant utilization. During 2018, turnaround activities at the Shreveport refinery and certain third-party processing facilities and maintenance activities negatively impacted our feedstock runs.

(3)
Total facility production represents the bpd of specialty products and fuel products yielded from processing crude oil and other feedstocks at the Partnership’s facilities and at certain third-party facilities pursuant to supply and/or processing agreements.

The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and production of finished products and volume loss.
The change in total facility production for the three and nine months ended September 30, 2019, as compared to the same periods in 2018, is due primarily to the operational items discussed above in footnote 2.

(4)	Represents production of finished lubricants and chemicals specialty products including the products from the Royal Purple, Bel-Ray and Calumet Packaging facilities.
Webcast Information
A conference call is scheduled for 9:00 a.m. ET on November 12, 2019 to discuss the financial and operational results for the third quarter of 2019. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Partnership's website at http://www.calumetspecialty.com. Interested parties may also participate in the call by dialing (866) 584-9671 and entering the passcode 7678534. A replay of the conference call will be available a few hours after the event on the investor relations section of the Company's website, under the events and presentations section and will remain available for at least 90 days.
About the Partnership
Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates ten manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, New Jersey and eastern Missouri.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) our expectation regarding our business outlook and cash flows, (ii) our expectation regarding anticipated capital expenditures and strategic initiatives, and (iii) our ability to meet our financial commitments, debt service obligations, contingencies and anticipated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions or dispositions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products and fuel products that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; impact of possible divestitures of assets or business; our access to capital, including debt and equity markets, to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuels Standard, including the prices paid for Renewable Identification Numbers; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; accidents or other unscheduled shutdowns; and general economic, market or business conditions.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance and liquidity measures along with certain key operating metrics.
We use the following performance and liquidity measures:
EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including debt issuance costs), income taxes and depreciation and amortization.
Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net loss realized in connection with an asset sale that was deducted in computing net income (loss) and (g) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.

Distributable Cash Flow: We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), income (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin for any period as Adjusted EBITDA divided by sales.
Adjusted net income (loss): We define Adjusted net income (loss) for any period as: net income (loss) adjusted for (a) impairment; (b) unrealized losses from mark to market accounting for hedging activities; (c) realized gains under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; (h) LCM inventory adjustments; and (i) the impact of liquidation of last-in, first-out (“LIFO”) inventory layers.
Adjusted net income (loss) per unit: We define Adjusted net income (loss) per unit for any period as Adjusted net income (loss) divided by average limited partner units (diluted).
Adjusted EBITDA (excluding LCM/LIFO): We define Adjusted EBITDA (excluding LCM/LIFO) for any period as Adjusted EBITDA excluding the impact of LCM inventory adjustments and the impact of liquidation of LIFO inventory layers.
Specialty products segment gross profit (excluding LCM/LIFO): We define Specialty products segment gross profit (excluding LCM/LIFO) for any period as Specialty products segment gross profit excluding the impact of LCM inventory adjustments and the impact of liquidation LIFO inventory layers.
Fuel products segment gross profit (excluding LCM/LIFO): We define Fuel products segment gross profit (excluding LCM/LIFO) for any period as Fuel products segment gross profit excluding the impact of LCM inventory adjustments and the impact of liquidation of LIFO inventory layers.
Further, management and various investors use the ratio of Net debt (defined as total debt less cash) to Adjusted EBITDA, or “net debt leverage,” as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. The metric “total debt less cash” includes borrowed long-term debt, letters of credit, and capital lease obligations, less cash.
The definitions of Adjusted EBITDA and Distributable Cash Flow that are presented in this press release are consistent with the calculation of “Consolidated Cash Flow” contained in the indentures governing our 7.625% senior notes due January 15, 2022, that were issued in November 2013 (the “2022 Notes”); our 7.75% senior notes due April 15, 2023 (the “2023 Notes”), that were issued in March 2015, and our 11.00% senior notes due April 15, 2025 (the “2025 Notes”), that were issued in October 2019. We are required to report Consolidated Cash Flow to the holders of our 2022 Notes, 2023 Notes and 2025 Notes and Adjusted EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.
These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and

•	our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments.
We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay distributions and interest costs. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.
EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) should not be considered alternatives to Net income (loss), Operating income (loss), Net cash provided by (used in) operating activities, gross profit or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) management recognizes and considers the limitations of these measurements.

EBITDA, Adjusted EBITDA and Adjusted EBITDA (excluding LCM/LIFO) do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted net income (loss), Adjusted net income (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted net income (loss) to Net income (loss), our most directly comparable GAAP financial performance measure; Distributable Cash Flow to net cash provided by (used in) operating activities, our most directly comparable GAAP liquidity measure, for each of the periods indicated; and segment gross profit (excluding LCM/LIFO) to segment gross profit, our most directly comparable GAAP financial performance measure.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except unit and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Sales	$929.6	$953.5	$2,677.8	$2,649.5
Cost of sales	811.8	850.2	2,316.9	2,313.7
Gross profit	117.8	103.3	360.9	335.8
Operating costs and expenses:
Selling	12.6	12.2	40.2	39.6
General and administrative	32.8	29.2	105.5	95.5
Transportation	28.4	36.4	95.9	99.7
Taxes other than income taxes	5.7	5.9	15.5	13.2
Loss on impairment and disposal of assets	3.2	—	31.1	—
Other operating (income) expense	1.7	(2.0)	0.8	(18.7)
Operating income	33.4	21.6	71.9	106.5
Other income (expense):
Interest expense	(33.8)	(37.7)	(99.2)	(120.4)
Gain (loss) from debt extinguishment	—	—	0.7	(58.8)
Gain (loss) on derivative instruments	(5.0)	(2.7)	14.4	(2.0)
Other	1.3	3.2	7.9	5.6
Total other expense	(37.5)	(37.2)	(76.2)	(175.6)
Net loss from continuing operations before income taxes	(4.1)	(15.6)	(4.3)	(69.1)
Income tax expense from continuing operations	0.5	0.4	0.7	1.0
Net loss from continuing operations	$(4.6)	$(16.0)	$(5.0)	$(70.1)
Net loss from discontinued operations, net of tax	—	(0.5)	—	(3.1)
Net loss	$(4.6)	$(16.5)	$(5.0)	$(73.2)
Allocation of net loss:
Net loss	$(4.6)	$(16.5)	$(5.0)	$(73.2)
Less:
General partner’s interest in net loss	(0.1)	(0.4)	(0.1)	(1.5)
Net loss available to limited partners	$(4.5)	$(16.1)	$(4.9)	$(71.7)
Weighted average limited partner units outstanding:
Basic and diluted	78,299,472	77,783,879	78,174,976	77,643,006
Limited partners’ interest basic and diluted net loss per unit:
From continuing operations	$(0.06)	$(0.20)	$(0.06)	$(0.88)
From discontinued operations	—	(0.01)	—	(0.04)
Limited partners’ interest	$(0.06)	$(0.21)	$(0.06)	$(0.92)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$164.2	$155.7
Accounts receivable, net	240.7	198.0
Inventories	293.3	284.1
Derivative assets	0.8	18.3
Prepaid expenses and other current assets	11.5	13.9
Total current assets	710.5	670.0
Property, plant and equipment, net	1,050.1	1,098.1
Investment in unconsolidated affiliates	5.7	25.4
Goodwill	171.4	171.4
Other intangible assets, net	75.4	88.0
Operating lease right-of-use assets	110.5	—
Other noncurrent assets, net	37.7	34.6
Total assets	$2,161.3	$2,087.5
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$270.2	$200.6
Accrued interest payable	40.9	30.7
Accrued salaries, wages and benefits	31.9	25.7
Other taxes payable	21.2	15.2
Obligations under inventory financing agreements	117.0	105.3
Other current liabilities	70.4	33.8
Current portion of operating lease liabilities	62.3	—
Current portion of long-term debt	123.5	3.8
Total current liabilities	737.4	415.1
Pension and postretirement benefit obligations	4.5	4.5
Other long-term liabilities	1.5	1.5
Long-term operating lease liabilities	48.9	—
Long-term debt, less current portion	1,306.2	1,600.7
Total liabilities	2,098.5	2,021.8
Commitments and contingencies
Partners’ capital:
Partners’ capital	70.3	74.4
Accumulated other comprehensive loss	(7.5)	(8.7)
Total partners’ capital	62.8	65.7
Total liabilities and partners’ capital	$2,161.3	$2,087.5

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Nine Months Ended September 30,
	2019	2018
Operating activities
Net loss	$(5.0)	$(73.2)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Net loss from discontinued operations	—	3.1
Depreciation and amortization	82.6	88.8
Amortization of turnaround costs	16.5	8.7
Non-cash interest expense	4.9	6.1
(Gain) loss on debt extinguishments	(0.7)	58.8
Unrealized (gain) loss on derivative instruments	20.2	(0.4)
Equity based compensation	4.9	2.8
Lower of cost or market inventory adjustment	(38.8)	(12.0)
Loss on impairment and disposal of assets	31.1	—
Operating lease expense	57.1	—
Operating lease payments	(57.1)	—
Other non-cash activities	(7.0)	(3.0)
Changes in assets and liabilities:
Accounts receivable	(49.8)	29.0
Inventories	29.6	(34.4)
Prepaid expenses and other current assets	4.6	(3.8)
Derivative activity	(0.4)	(0.4)
Turnaround costs	(16.8)	(11.1)
Other assets	—	—
Accounts payable	61.7	(32.5)
Accrued interest payable	10.8	(7.0)
Accrued salaries, wages and benefits	2.6	(4.5)
Other taxes payable	6.0	8.5
Other liabilities	(3.1)	(52.7)
Pension and postretirement benefit obligations	—	(0.1)
Net cash provided by (used in) operating activities	153.9	(29.3)
Investing activities
Additions to property, plant and equipment	(27.4)	(41.3)
Investment in unconsolidated affiliate	—	(3.8)
Proceeds from sale of unconsolidated affiliate	5.0	9.9
Proceeds from sale of business, net	—	44.8
Proceeds from sale of property, plant and equipment	3.7	0.3
Net cash provided by discontinued investing activities	5.0	3.6
Net cash provided by (used in) investing activities	(13.7)	13.5
Financing activities
Proceeds from borrowings — revolving credit facility	—	166.8
Repayments of borrowings — revolving credit facility	—	(166.9)
Repayments of borrowings — senior notes	(137.3)	(400.0)
Payments on finance lease obligations	(0.9)	(2.2)
Proceeds from inventory financing agreements	848.7	867.0
Payments on inventory financing agreements	(840.7)	(850.6)
Proceeds from other financing obligations	—	4.6
Payments on other financing obligations	(1.6)	(2.3)
Payments on extinguishment of debt	—	(46.6)
Debt issuance costs	—	(2.9)
Contributions from Calumet GP, LLC	0.1	0.1
Net cash used in financing activities	(131.7)	(433.0)
Net increase (decrease) in cash and cash equivalents	8.5	(448.8)
Cash and cash equivalents at beginning of period	155.7	514.3
Cash and cash equivalents at end of period	$164.2	$65.5

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATIONS
RECONCILIATION OF NET LOSS TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of Net loss to EBITDA, Adjusted EBITDA and Distributable Cash Flow:	(Unaudited)
Net loss	$(4.6)	$(16.5)	$(5.0)	$(73.2)
Add:
Interest expense	33.8	37.7	99.2	120.4
Depreciation and amortization	27.4	29.6	82.6	88.8
Income tax expense	0.5	0.4	0.7	1.0
EBITDA	$57.1	$51.2	$177.5	$137.0
Add:
Unrealized (gain) loss on derivative instruments	$5.4	$2.4	$20.2	$(0.4)
Realized loss on derivatives, not included in net loss or settled in a prior period	—	0.7	—	2.8
Amortization of turnaround costs	6.1	2.7	16.5	8.7
(Gain) loss from debt extinguishment	—	—	(0.7)	58.8
Gain on sale of unconsolidated affiliate (3)	—	—	(1.2)	—
Loss on impairment and disposal of assets	3.2	—	31.1	—
Equity based compensation and other items	0.4	(2.7)	6.1	1.3
Other non-recurring expenses	1.3	—	1.3	—
Adjusted EBITDA	$73.5	$54.3	$250.8	$208.2
Less:
Replacement and environmental capital expenditures (1)	$13.4	$4.4	$27.0	$16.0
Cash interest expense (2)	32.4	36.0	94.3	114.3
Turnaround costs	10.4	3.5	16.8	11.1
Income (loss) from unconsolidated affiliates(3)	—	—	3.8	(3.7)
Income tax expense	0.5	0.4	0.7	1.0
Distributable Cash Flow	$16.8	$10.0	$108.2	$69.5

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF DISTRIBUTABLE CASH FLOW, ADJUSTED EBITDA AND EBITDA TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
(In millions)

	Nine Months Ended September 30,
	2019	2018
Reconciliation of Distributable Cash Flow, Adjusted EBITDA and EBITDA to Net cash provided by (used in) operating activities:	(Unaudited)
Distributable Cash Flow	$108.2	$69.5
Add:
Replacement and environmental capital expenditures (1)	27.0	16.0
Cash interest expense (2)	94.3	114.3
Turnaround costs	16.8	11.1
Income (loss) from unconsolidated affiliates (3)	3.8	(3.7)
Income tax expense	0.7	1.0
Adjusted EBITDA	$250.8	$208.2
Less:
Unrealized (gain) loss on derivative instruments	$20.2	$(0.4)
Realized loss on derivatives, not included in net loss or settled in a prior period	—	2.8
Amortization of turnaround costs	16.5	8.7
(Gain) loss from debt extinguishment	(0.7)	58.8
Gain on sale of unconsolidated affiliate (3)	(1.2)	—
Loss on impairment and disposal of assets	31.1	—
Equity based compensation and other items	6.1	1.3
Other non-recurring expenses	1.3	—
EBITDA	$177.5	$137.0
Add:
Unrealized (gain) loss on derivative instruments	$20.2	$(0.4)
Cash interest expense (2)	(94.3)	(114.3)
Equity based compensation	4.9	2.8
Lower of cost or market inventory adjustment	(38.8)	(12.0)
(Income) loss from unconsolidated affiliates (3)	(3.8)	3.7
Gain on sale of unconsolidated affiliates (3)	(1.2)	—
Amortization of turnaround costs	16.5	8.7
(Gain) loss from debt extinguishment	(0.7)	58.8
Operating lease expense	57.1	—
Operating lease payments	(57.1)	—
Loss on impairment and disposal of assets	31.1	—
Income tax expense	(0.7)	(1.0)
Changes in assets and liabilities:
Accounts receivable	(49.8)	29.0
Inventories	29.6	(34.4)
Other current assets	4.6	(3.8)
Derivative activity	(0.4)	(0.4)
Turnaround costs	(16.8)	(11.1)
Other assets	—	—
Accounts payable	61.7	(32.5)
Accrued interest payable	10.8	(7.0)
Other current liabilities	5.5	(48.7)
Other	(2.0)	(3.7)
Net cash provided by (used in) operating activities	$153.9	$(29.3)

(1)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(2)	Represents consolidated interest expense less non-cash interest expense.

(3)
In 2018, the Company and The Heritage Group formed Biosyn Holdings, LLC (“Biosyn”) for the purposes of acquiring Biosynthetic Technologies, LLC (“Biosynthetic Technologies”), a startup company which developed an intellectual property portfolio for the manufacture of renewable-based and biodegradable esters. The initial cash investment of $3.8 million made by the Company into Biosyn was expensed in the period ended March 31, 2018 given Biosyn’s operations were all related to research and development. The Company accounts for its ownership in Biosyn under the equity method of accounting. During March 2019, the Company sold its investment to The Heritage Group and recognized a gain of $5.0 million. For comparability purposes, $3.8 million of the gain is included in Adjusted EBITDA for the nine months ended September 30, 2019.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET LOSS
(In millions)

	Three Months Ended September 30,
	2019	2018
Reconciliation of Segment Adjusted EBITDA to EBITDA and Net loss:	(Unaudited)
Segment Adjusted EBITDA
Specialty products Adjusted EBITDA	$52.5	$36.6
Fuel products Adjusted EBITDA	44.1	41.9
Corporate Adjusted EBITDA	(23.1)	(24.0)
Discontinued operations Adjusted EBITDA	—	(0.2)
Total segment Adjusted EBITDA	$73.5	$54.3
Less:
Unrealized loss on derivative instruments	$5.4	$2.4
Realized loss on derivatives, not included in net loss or settled in a prior period	—	0.7
Amortization of turnaround costs	6.1	2.7
Loss on impairment and disposal of assets	3.2	—
Equity based compensation and other items	0.4	(2.7)
Other non-recurring expenses	1.3	—
EBITDA	$57.1	$51.2
Less:
Interest expense	$33.8	$37.7
Depreciation and amortization	27.4	29.6
Income tax expense	0.5	0.4
Net loss	$(4.6)	$(16.5)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT METRICS EXCLUDING LCM/LIFO
(In millions, except per barrel data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of Segment Metrics Excluding LCM/LIFO:	(Unaudited)
Specialty products segment Adjusted EBITDA	$52.5	$36.6	$171.3	$129.3
LCM inventory adjustments	(0.9)	0.5	(7.1)	(6.3)
LIFO inventory layer adjustments	—	0.1	0.9	0.1
Specialty products segment Adjusted EBITDA (excluding LCM/LIFO)	$51.6	$37.2	$165.1	$123.1

Fuel products segment Adjusted EBITDA	$44.1	$41.9	$155.5	$155.3
LCM inventory adjustments	3.6	1.8	(31.7)	(8.5)
LIFO inventory layer adjustments	—	0.3	—	0.3
Fuel products segment Adjusted EBITDA (excluding LCM/LIFO)	$47.7	$44.0	$123.8	$147.1

Corporate segment Adjusted EBITDA	(23.1)	(24.0)	(76.0)	(74.4)

Continuing Operations Adjusted EBITDA	73.5	54.5	250.8	210.2
Discontinued Operations Adjusted EBITDA	—	(0.2)	—	(2.0)
Total Adjusted EBITDA	73.5	54.3	250.8	208.2
LCM inventory adjustments	2.7	2.3	(38.8)	(14.8)
LIFO inventory layer adjustments	—	0.4	0.9	0.4
Total Adjusted EBITDA (excluding LCM/LIFO)	$76.2	$57.0	$212.9	$193.8

Specialty products segment gross profit	$80.7	$68.4	$255.6	$217.4
LCM inventory adjustments	(0.9)	0.6	(7.1)	(5.7)
LIFO inventory layer adjustments	—	0.1	0.9	0.1
Specialty products segment gross profit (excluding LCM/LIFO)	$79.8	$69.1	$249.4	$211.8

Fuel products segment gross profit	$37.1	$34.9	$105.3	$118.4
LCM inventory adjustments	3.6	2.4	(31.7)	(6.3)
LIFO inventory layer adjustments	—	0.3	—	0.3
Fuel products segment gross profit (excluding LCM/LIFO)	$40.7	$37.6	$73.6	$112.4

Reported Specialty products segment gross profit per barrel	$34.21	$32.33	$36.30	$32.99
LCM/LIFO inventory adjustments per barrel	(0.38)	0.33	(0.88)	(0.85)
Specialty products segment gross profit per barrel (excluding LCM/LIFO)	$33.83	$32.66	$35.42	$32.14

Reported Fuel products segment gross profit per barrel	$4.72	$4.88	$4.71	$5.94
LCM/LIFO inventory adjustments per barrel	0.46	0.38	(1.42)	(0.30)
Fuel products segment gross profit per barrel (excluding LCM/LIFO)	$5.18	$5.26	$3.29	$5.64

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET LOSS TO ADJUSTED NET INCOME (LOSS)
(In millions, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of Net Loss to Adjusted Net Income (Loss)	(Unaudited)
Net loss	$(4.6)	$(16.5)	$(5.0)	$(73.2)
Add:
LCM inventory adjustments	2.7	2.3	(38.8)	(12.0)
LIFO inventory layer adjustments	—	0.4	0.9	0.4
Unrealized (gain) loss on derivative instruments	5.4	2.4	20.2	(0.4)
Realized loss on derivatives, not included in net loss or settled in a prior period	—	0.7	—	2.8
(Gain) loss from debt extinguishment	—	—	(0.7)	58.8
Gain on sale of unconsolidated affiliate (1)	—	—	(1.2)	—
Loss on impairment and disposal of assets	3.2	—	31.1	—
Equity based compensation and other non-cash items	0.4	(2.7)	6.1	1.3
Adjusted net income (loss)	$7.1	$(13.4)	$12.6	$(22.3)

Adjusted net income (loss) per unit	$0.09	$(0.17)	$0.16	$(0.29)

Average limited partner units - diluted	78,299,472	77,783,879	78,174,976	77,643,006
(1) In 2018, the Company and The Heritage Group formed Biosyn Holdings, LLC (“Biosyn”) for the purposes of acquiring Biosynthetic Technologies, LLC (“Biosynthetic Technologies”), a startup company which developed an intellectual property portfolio for the manufacture of renewable-based and biodegradable esters. The initial cash investment of $3.8 million made by the Company into Biosyn was expensed in the period ended March 31, 2018 given Biosyn’s operations were all related to research and development. The Company accounts for its ownership in Biosyn under the equity method of accounting. During March 2019, the Company sold its investment to The Heritage Group and recognized a gain of $5.0 million. For comparability purposes, $3.8 million of the gain is included in Adjusted EBITDA for the nine months ended September 30, 2019.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET DEBT / LTM ADJUSTED EBITDA
(Dollars in millions)

	September 30,
	2019		2018
Reconciliation of Net Debt / LTM Adjusted EBITDA	(Unaudited)
6.50% Senior Notes due 2021	$761.2		$900.0
7.625% Senior Notes due 2022	350.0		350.0
7.75% Senior Notes due 2023	325.0		325.0
Capital Leases	2.8		41.8
Other	4.1		5.6
Total Debt	$1,443.1		$1,622.4

Less Cash	$164.2		$65.5
Net Debt	$1,278.9		$1,556.9

	September 30,
	2019		2018
LTM Adjusted EBITDA (as reported)	$306.5		$249.4

Net Debt / LTM Adjusted EBITDA (as reported)	4.2	x	6.2	x

LTM Adjusted EBITDA (excluding LCM/LIFO)	$319.9		223.8

Net Debt / LTM Adjusted EBITDA (excluding LCM/LIFO)	4.0	x	7.0	x